Exhibit 16.1

                                                    Deloitte & Touche LLP
                                                    Suite 1200
                                                    695 Town Center Drive
                                                    Costa Mesa, California 92626

Tel: (714) 436-7100
Fax: (714) 436-7200
www.us.deloitte.com                                 DELOITTE
-------------------                                 & TOUCHE

August 30, 2000

Mr. David Kaye
President/Chief Executive Officer
Bristol Retail Solutions, Inc.
3760 Kilroy Way, Suite 450
Long Beach, California 90806

Dear Mr. Kaye:


We have received your letter dated August 23, 2000, noting that the client-auditor relationship between Bristol Retail Solutions, Inc. (Commission File No. 0-21633) and Deloitte & Touche LLP will cease effective September 1, 2000.



Yours truly,

/s/ Deloitte & Touche LLP



cc:  Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 11-3
       450 5th Street, N.W.
       Washington, D.C.  20549

       Lawrence Cohen, Chairman of the Board and Director








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